Exhibit 99.1

Date:	January 5, 2007

To:	All Employees

From:	Tim Tuff

Re:	Follow Up to Acquisition Announcement

The recent announcement that M&F Worldwide would be acquiring Harland has understandably raised numerous questions — about everything from integration plans and the regulatory approval process to why we haven’t communicated more since the announcement.

Let me tackle the last one first: why haven’t we communicated more since the announcement.

The truth of the matter is that a lot of questions employees are asking don’t have answers right now.  Although it has been a few weeks since we announced the transaction, we still are at the beginning stage and as a result, we are still developing how we are going to move forward to plan for an orderly closing.  We will provide further details when they are available.

There are also legal limitations on communications regarding the acquisition.  As a general matter, because many of our employees are also shareholders, and every shareholder (employees and otherwise) will be eligible to vote on the transaction, we must communicate important information on the acquisition to all shareholders, and not only to select groups of shareholders.

Several of you have also asked why we think it will take between six and nine months for the transaction to close, especially since most of the acquisitions Harland has made have closed more quickly than that.  This one is different and includes two major processes.

Approval by our shareholders is one of them.  Every shareholder will receive a proxy statement describing the transaction in more detail.  We anticipate that the shareholder meeting to vote on approving the acquisition will happen within the next 60-90 days.  However, it could take longer.    Therefore, the date for that meeting has not yet been set.

We also have to receive regulatory approval for the acquisition.  We are filing a pre-merger notification of the transaction under the terms of the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976.  Once we file, which we expect to happen by the end of January, the Federal Trade Commission and the Department of Justice may decide to review the transaction.  If they do so, the review could take some time while we respond to their information requests.

Since both shareholder and regulatory approvals are necessary for the acquisition to close, it’s easy to see why we think it will not happen until the second half of this year, making it all the more important for us to continue to conduct business as usual.  Again, this time period could be shorter depending on the government’s level of inquiry regarding the transaction.

I want to reiterate that it is business as usual until the transaction closes.  The Sales Summit will happen the week after next.  Foundations of Leadership and the Harland Pillar Awards will also both proceed as normal.  We’ll continue to look for ways to improve the way we do business, develop new products and continue to compete aggressively in the marketplace.  In short, we’ll do everything we would have done had we not made the announcement.

I hope this helps put the situation into some perspective.  I know it is different from anything Harland has done before, and your patience and understanding are greatly appreciated.

Note:  the following information is provided in accordance with federal securities laws and regulations.

Safe Harbor Statement

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions.  Examples of forward-looking statements in this document include, but are not limited to, statements regarding the proposed acquisition of Harland by M&F Worldwide.  These forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those contemplated by such forward-looking statements.  Such risks and uncertainties include:  the results of the review of the proposed merger by regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of Harland; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks described from time to time in Harland’s filings with the Securities and Exchange Commission, including the risk factors identified in Harland’s annual report on Form 10-K for the year ended December 31, 2005.  Harland believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made and Harland undertakes no obligation to update publicly any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Harland will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLAND AND THE MERGER.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission, at its website at www.sec.gov.  In addition, the documents filed by Harland with the Securities and Exchange Commission may be obtained free of charge by contacting Harland at: John H. Harland Company, Attn: Henry R. Bond, Vice President, Investor Relations, Box 105250, Atlanta, Georgia 30348; Telephone: 770-593-5697.  Harland’s filings with the Securities and Exchange Commission are also available on Harland’s website at www.Harland.net.

Participants in the Solicitation

Harland and its officers and directors may be deemed to be participants in the solicitation of proxies from Harland’s shareholders with respect to the merger.  Information about Harland’s executive officers and directors and their ownership of Harland’s shares is set forth in the proxy statement for Harland’s 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 27, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Harland and its respective executive officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the Securities and Exchange Commission.